EXHIBIT 10.1

[FORM OF LETTER AGREEMENT TO BE ENTERED INTO BY AND BETWEEN THE REGISTRANT AND EACH EXISTING NON-MANAGEMENT STOCKHOLDER]

, 2005

Bank Street Telecom Funding Corp.
One Landmark Square, 18th Fl.
Stamford, CT 06901

Re: Bank Street Telecom Funding Corp. Initial Public Offering – Letter Agreement

Dear Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the "Underwriting Agreement") entered into by and between Bank Street Telecom Funding Corp., a Delaware corporation (the "Company"), and CRT Capital Group LLC, as Underwriter (the "Underwriter"), relating to an underwritten initial public offering (the "IPO") of the Company's units (the "UNITS"), each comprised of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and two warrants, each of which is exercisable for one share of Common Stock (the "WARRANT"). The capitalized terms set forth on Schedule 1 attached hereto are hereby incorporated by reference herein.

In order to induce the Company to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned stockholder (the "Stockholder") hereby agrees with the Company and the Underwriter as follows:

1.    If the Company solicits approval of its stockholders of a Business Combination, the Stockholder shall vote all Insider Shares and IPO Shares owned by it in accordance with the majority of the votes with respect to Public Shares by the holders thereof.

2.    If a Transaction Failure occurs, the Stockholder shall take all reasonable actions to cause (i) the Trust Fund to be liquidated and distributed to the holders of the IPO Shares no later than the Termination Date, and (ii) the Company to dissolve and liquidate. The Stockholder hereby waives any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the Trust Fund with respect to its Insider Shares, but only such Insider Shares and not with respect to any IPO Shares acquired by the Stockholder, and hereby waives any Claim the Stockholder may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse for any Claim against the Trust Fund for any reason whatsoever. The Stockholder hereby agrees that the Company shall be entitled to a reimbursement from the Stockholder for any distribution of the Trust Fund received by the Stockholder in respect to its Insider Shares.

The Stockholder acknowledges and understands that the Underwriter and the Company will rely upon the agreements set forth herein in proceeding with the IPO.

This letter agreement shall be binding on the Stockholder and its successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Termination Date.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[The Remainder of this Page is Intentionally Left Blank]

STOCKHOLDER

By: Name:

Accepted and agreed:

Bank Street Telecom Funding Corp.

By:
        Name:
        Title:

SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms and the feminine, masculine and neuter forms of the terms defined.

"Business Combination" shall mean the acquisition by the Company, whether through merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction, of one or more operating businesses in the communications industry whose fair market value, collectively, is equal to at least 80% of the Company's net assets at the time of such acquisition.

"Business Combination Date" shall mean the date upon which a Business Combination is consummated, as conclusively established by a majority of the Independent Directors of the Company immediately following a Business Combination.

"Effective Date" shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

"Insiders" shall mean all of the officers, directors and stockholders of the Company immediately prior to the Company's IPO.

"Insider Shares" shall mean all shares of Common Stock of the Company owned by an Insider immediately prior to the Company's IPO. For the avoidance of doubt, Insider Shares shall not include any IPO Shares purchased by Insiders in connection with or subsequent to the Company's IPO.

"IPO Shares" shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to or are held by an Insider.

"Prospectus" shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.

"Public Shares" shall mean all IPO Shares excluding IPO Shares that are held by Insiders.

"Registration Statement" shall mean the registration statement filed by the Company on Form S-1 (No. 333-127238) with the SEC on August 5, 2005, and any amendment or supplement thereto, in connection with the Company's IPO.

"SEC" shall mean the United States Securities and Exchange Commission.

"Termination Date" shall mean the date that is sixty (60) calendar days immediately following the Transaction Failure Date (inclusive thereof).

"Transaction Failure" shall mean the earlier of (i) the failure to enter into a letter of intent, definitive agreement or agreement in principle with respect to a Business Combination on any day during the twelve-month period immediately following the Effective Date, and (ii) the failure to consummate a Business Combination on any day during the eighteen-month period immediately following the Effective Date.

"Transaction Failure Date" shall mean the date upon which a Transaction Failure occurs, as conclusively established by a majority of the Independent Directors of the Company immediately following a Transaction Failure.

"Trust Fund" shall mean that certain trust account established with Continental Stock Transfer & Trust Company and in which the Company deposited the "funds to be held in trust", as described in the Prospectus.